UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒                                 Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Corcept Therapeutics Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

Notice of Annual Meeting of Stockholders

To Be Held on June 11, 2009

Dear Stockholder:

The Annual Meeting of Stockholders of Corcept Therapeutics (the “Company”) will be held on Thursday, June 11, 2009 at 8:00 a.m. local time at the Company’s headquarters located at 149 Commonwealth Drive, Menlo Park, CA 94025 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect eight directors to hold office until the 2010 Annual Meeting of Stockholders and until their successors are qualified and elected.

2. To approve the amendment and restatement of the 2004 Equity Incentive Plan (the “2004 Plan”).

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 27, 2009 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

By Order Of the Board of Directors,

/s/ Robert L. Roe, M.D.
Robert L. Roe, M.D.
President and Secretary

Menlo Park, California

May 1, 2009

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on June 11, 2009

Our 2009 Proxy Materials are available at www.corcept.com/proxymaterials/2009.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR YOU CAN COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

650-327-3270

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

General

We are furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of Corcept Therapeutics Incorporated (the “Company”) to be held on June 11, 2009 at 8:00 a.m. local time, at our headquarters located at 149 Commonwealth Drive, Menlo Park, California 94025 and at any adjournments thereof (the “Annual Meeting”). This proxy statement and accompanying proxy card are being first mailed to stockholders on or about May 7, 2009.

Who Can Vote

Only holders of our common stock as of the close of business on April 27, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of our common stock in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker.

Shares Outstanding and Quorum

As of the Record Date, there were 49,763,206 shares of common stock outstanding. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shares present at the meeting for purposes of determining whether a quorum is present.

Voting Rights

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxies we receive which are properly voted, whether by signed proxy card, by telephonic or internet voting, that have not been revoked will be voted in accordance with the instructions contained in the proxy. If a proxy is received which does not specify a vote or an abstention, the shares represented by that proxy will be voted for the nominees to the Board listed on the proxy card and in this Proxy Statement, for the amendments to the 2004 Plan and for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. We are not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Votes Required to Approve Each Proposal

Under Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the Annual Meeting, (a) the nominees for director who receive the greatest number of votes cast will be elected to the Board, and (b) both the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and the proposal to amend and restate the 2004 Plan will be approved if each receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no impact on the election of directors since they have not been cast in favor of or against any nominee. Broker non-votes will not have any effect on either the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, or the proposal to amend and restate the 2004 Plan, because approval of these proposals is based solely on the number of shares entitled to vote. Abstentions will have the same effect as votes cast against either of these proposals.

Revocability of Proxies

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 149 Commonwealth Drive, Menlo Park, California 94025 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

Solicitation of Proxies

The proxy card accompanying this Proxy Statement is solicited by the Board. We will pay all of the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally, or by telephone, without receiving additional compensation. We, if requested, will pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

Householding of Proxy Materials

Householding is a procedure approved by the SEC under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement from a company, single bank, broker or other intermediary, unless one or more of these stockholders notifies the company, bank, broker or other intermediary that they wish to continue to receive individual copies. At the present time, we do not “household” for any of our stockholders of record. However, as explained below, your bank, broker or other intermediary may be householding your account if you hold your shares in street name.

If you hold shares in street name, your bank, broker or other intermediary may be delivering only one copy of our Proxy Statement to multiple stockholders of the same household who share the same address, and may continue to do so, unless your bank, broker or other intermediary has received contrary instructions from one or more of the affected stockholders in the household. If you are such a beneficial holder, contact your bank, broker or other intermediary directly in order to receive a separate set of our proxy materials.

NOMINEES TO BOARD OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of eight directors, each to serve for a one-year term until the annual meeting of stockholders in 2010 and until their successors are qualified and elected.

The name, age as of April 30, 2009 and occupation of each person nominated for election to the Board, all of whom currently serve as our directors, are set forth below:

Name	Age	Occupation
James N. Wilson	65	Chairman of the Board of the Company
Joseph K. Belanoff, M.D.	51	Chief Executive Officer of the Company
G. Leonard Baker, Jr.	66	Venture Capitalist
Joseph C. Cook, Jr.	67	Executive/Investor
Patrick G. Enright	47	Venture Capitalist
James A. Harper	61	Retired Pharmaceutical Executive
David L. Mahoney	54	Private Equity Investor
Edward E. Penhoet, Ph. D.	68	Venture Capitalist

James N. Wilson has served as a director and as Chairman of the Board since 1999. In addition, since 2005, Mr. Wilson has been the Chairman of the Board of NuGEN Technologies, Inc. Since 2002, he has served as a director of Amylin Pharmaceuticals, Inc. From 1996 to 2001, Mr. Wilson was Chairman of the Board of Amira Medical, Inc. From 1991 to 1994, he was Chief Operating Officer of Syntex Corporation. From 1989 to 1990, Mr. Wilson was Chairman and Chief Executive Officer of Neurex Corporation and from 1982 to 1988, Mr. Wilson was Chief Executive Officer of LifeScan, Inc. Mr. Wilson received his B.A. and M.B.A. from the University of Arizona.

Joseph K. Belanoff, M.D. is our co-founder and has served as a member of the Board and as our Chief Executive Officer since 1999. Dr. Belanoff is currently a clinical faculty member and has held various positions in the Department of Psychiatry and Behavioral Sciences at Stanford University since 1992. From 1997 to 2001, he served as the Director of Psychopharmacology at the outpatient division of the Palo Alto Veterans Affairs Hospital. Dr. Belanoff received his B.A. from Amherst College and his M.D. from Columbia University’s College of Physicians & Surgeons.

G. Leonard Baker, Jr. has served as a member of the Board since 1999. Since 1973, Mr. Baker has been a Managing Director of the General Partner of Sutter Hill Ventures, a venture capital firm. Mr. Baker currently serves on the boards of a number of private companies. Mr. Baker received his B.A. from Yale University and his M.B.A. from Stanford University.

Joseph C. Cook, Jr. has served as a member of the Board since 2002. Mr. Cook is Chairman of the Board of Amylin Pharmaceuticals, Inc. Mr. Cook served as Chief Executive Officer of Amylin Pharmaceuticals from 1998 to 2003. Mr. Cook is a founder and currently serves as Chairman of the Board of Ironwood Pharmaceuticals, Inc. Mr. Cook is an officer of Mountain Ventures, Inc. and a founder of Clinical Products, Inc. and Mountain Group Capital, LLC. Mr. Cook also serves as a director of Mercy Ministries International and as a member and past Chairman of the University of Tennessee College of Engineering Advisory Board. Mr. Cook retired as Group Vice President of Eli Lilly & Company in 1993 after more than 28 years of service. Mr. Cook received his B.S. from the University of Tennessee.

Patrick G. Enright has served as a member of the Board since April 2008. He is a founder of Longitude Capital Management Co., LLP, a venture capital firm focused on investments in biotechnology, and has served as its Managing Director since 2006. From 2002 through 2006, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Prior to Pequot, he was a Managing Member responsible for the Delta Opportunity Fund, where he invested in privately-held and publicly-traded biotechnology companies, such as SUGEN, Inc. and Cephalon, Inc. Mr. Enright began his investment career at

PaineWebber Development Corporation, a direct investment group focused primarily on biotechnology companies. Mr. Enright also has significant life sciences operations experience. He was CFO and Senior Vice President Business Development of Valentis, Inc. (now Urigen Pharmaceuticals, Inc.) and Senior Vice President Finance and Business Development of Boehringer Mannheim Pharmaceuticals (now Hoffmann-La Roche). Mr. Enright began his life sciences career 23 years ago at Sandoz (now Novartis). He currently serves on the boards of Corcept and a number of privately-held companies. Mr. Enright holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.S. in Biological Sciences from Stanford University.

James A. Harper has served as a member of the Board since October 2004. He has spent over 30 years in the pharmaceutical and healthcare industries, all in positions with Eli Lilly and Company, from which he retired in 2004. Mr. Harper served as Group Vice President and Chief Marketing Officer from 2001 to 2004 and as President, Diabetes and Growth Disorders Business Unit / Product Group from 1994 to 2001. He was a Vice President, Global Pharmaceutical Marketing, from 1993 to 1994 and was President and CEO, Advanced Cardiovascular Systems, Inc. from 1991 to 1993. Mr. Harper also serves on the Board of Directors of Zymogenetics, Inc. and the Board of Directors of Phenomix Corporation, both of which are biotechnology companies. He is also an advisor for Nomura Phase4 Ventures. Mr. Harper received his B.A. from Vanderbilt University and his M.B.A. from The Wharton School of Business.

David L. Mahoney has served as a member of the Board since July 2004. From 1999 to 2001, Mr. Mahoney served as co-CEO of McKesson HBOC, Inc., a healthcare supply management and information technology company and as CEO of iMcKesson LLC, a healthcare management and connectivity company. He joined McKesson Corporation in 1990 as Vice President for Strategic Planning. Prior to joining McKesson, Mr. Mahoney was a principal with McKinsey & Company where he worked from 1981 to 1990. He also serves on the Board of Directors of Symantec Corporation, Live Oak School, San Francisco Museum of Modern Art, Mercy Corps and NCPB, Inc., a public television and radio operator. Mr. Mahoney received his B.A. from Princeton University and his M.B.A. from Harvard University.

Edward E. Penhoet, Ph.D. has served as a member of the Board since June 2008. He has served as a Director of Alta Partners, LLP, a venture capital firm, since 2000. He is a member of the Boards of Directors of ChemoCentryx, Chimerix, Renovis, Scynexis, and ZymoGenetics, and serves as the Chairman of the Board for Metabolex. A co-founder of Chiron, he served as the company’s President and Chief Executive Officer from its formation in 1981 until April 1998. Dr. Penhoet is the Vice Chair of the Independent Citizens Oversight Committee for the California Institute of Regenerative Medicine (CIRM), and recently served as the as President of the Gordon and Betty Moore Foundation. For 10 years prior to founding Chiron, he was a faculty member of the Biochemistry Department of the University of California, Berkeley. Dr. Penhoet is the immediate past Dean of the School of Public Health at the University of California, Berkeley. He is a member of the Institute of Medicine of the National Academy of Sciences and has co-authored more than 50 scientific articles and papers.

There are no family relationships among any of our directors or executive officers.

DIRECTORS NOT STANDING FOR RE-ELECTION

The following current director was not nominated for re-election to the Board of Directors.

Allen Andersson, age 64, has served as a member of the Board of Directors since 2006. He is the founder of Paperboy Ventures LLC, a merchant bank commercializing undervalued science, and has served as its chairman since 2002. A software designer and entrepreneur for over twenty years, he was a founder of LightSpeed International, a developer of voice-over-Internet systems in 1995, Expert Image Systems, a developer of medical diagnostic technology in 1986 and Interleaf, an early word processing developer in 1981. Mr. Andersson held the position of Vice President of Advanced Technologies at Logos Corporation. He is also President of The Riecken Foundation, which creates public libraries and promotes prosperity and democracy in Central America. Mr. Andersson received his S.B. in mathematics from the Massachusetts Institute of Technology and served in the Peace Corps in Honduras.

DIRECTOR NOMINATION

The information below describes the criteria and process that the Nominating and Corporate Governance Committee uses to evaluate candidates to the Board.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee currently consists of Joseph C. Cook, Jr. (Chairman) and James N. Wilson. The Nominating and Corporate Governance Committee held one meeting in 2008 to consider the slate of nominees for the 2008 Annual Meeting. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board, recommending to the independent members of the Board nominees for election as our directors and providing oversight with respect to corporate governance and ethical conduct. The Board has determined that Mr. Cook is an “independent director” for NASDAQ purposes. Although Mr. Wilson is our employee and therefore not an “independent director” for NASDAQ purposes, our director nomination process meets applicable NASDAQ requirements because our director nominees are selected by the independent members of the Board. The Nominating and Corporate Governance Committee has a written charter, a copy of which was filed as Appendix C to our Definitive Proxy Statement for the 2007 Annual Meeting of Stockholders.

The information below describes the criteria and process that the Nominating and Corporate Governance Committee uses to evaluate candidates to the Board.

Board Membership Criteria.    The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of experience, skills and characteristics required of the Board. Nominees for director are selected on the basis of depth and breadth of experience, knowledge, integrity, ability to make independent analytical inquiries, understanding of our business environment, the willingness to devote adequate time to Board duties, the interplay of the candidate’s experience and skills with those of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board. In addition, the Nominating and Corporate Governance Committee seeks to ensure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, that the Audit Committee and Compensation Committee are each composed entirely of independent directors, and that members of the Audit Committee possess such accounting and financial expertise as the Nasdaq Stock Market requires.

Stockholders Proposals for Nominees.    The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of the Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in our Amended and Restated Bylaws and under the caption, “STOCKHOLDER PROPOSALS” below.

Process for Identifying and Evaluating Nominees.    The Nominating and Corporate Governance Committee initiates the process for identifying and evaluating nominees to the Board by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board, management and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. In addition, we have agreed to take all necessary steps to have one designee of Longitude Venture Partners, L.P., one of our significant stockholders, nominated for election to our Board, subject to compliance with relevant Nasdaq Stock Market rules and regulations and approval of the nominee by the Nominating and Corporate Governance Committee. Candidates, including candidates proposed by Longitude Venture Partners, L.P., are evaluated by the Nominating and Corporate Governance Committee on the basis of the factors described above under “Board Membership Criteria”.

With respect to candidates for initial election to the Board, the Nominating and Corporate Governance Committee also reviews biographical information and qualifications and checks the candidates’ references. Qualified candidates are interviewed by at least one member of the Nominating and Corporate Governance Committee. Serious candidates meet, either in person or by telephone, with all members of the Nominating and Corporate Governance Committee and as many other members of the Board as practicable.

Using the input from interviews and other information obtained, the Nominating and Corporate Governance Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the independent members of the Board that the Board nominate, or elect to fill a vacancy with, a prospective candidate. Candidates recommended by the Nominating and Corporate Governance Committee are presented to the independent members of the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy. The Nominating and Corporate Governance Committee expects that a similar process will be used to evaluate nominees recommended by stockholders.

Nominees to the Board of Directors for the Annual Meeting.    The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the independent members of the Board.

Non-employee directors receive a director fee from us for their services as members of the Board in the amount of $15,000 per year. Members of the Audit Committee receive an additional $10,000 per year. New directors receive an initial stock option grant of 70,000 shares of our common stock in connection with their initial election to the Board. The initial director options will vest with respect to 25% of the shares on the first anniversary of the date of the grant and, thereafter, at the rate of 2.0834% per month, until fully vested. Non-employee directors who are reelected at the Annual Shareholder Meeting each receive a stock option grant of 15,000 shares of our common stock that vests over the one year term as director at the rate of 8.3334% per month from the date of the Annual Meeting until fully vested. The chairmen of the Audit Committee and the Compensation Committee each receive an additional grant of 15,000 shares of our common stock with a similar one-year vesting provision.

BOARD MEETINGS AND COMMITTEES

The Board met eight times during fiscal year 2008; four of them telephonically, and took action via unanimous written consent once. The Audit Committee met five times and the Compensation Committee met twice. The Nominating and Corporate Governance Committee met once during fiscal 2008. Each member of the Board attended 75% or more of the total number of Board meetings and meetings of Board committees on which such Board member served.

In addition to the Nominating and Corporate Governance Committee, which is described above, the Board has standing Audit and Compensation Committees.

Audit Committee.    The Audit Committee currently consists of David L. Mahoney (Chairman), Joseph C. Cook, Jr. and Patrick G. Enright. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has determined that David L. Mahoney qualifies as an “Audit Committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to us by our independent accountants. The Audit Committee has a written charter, a copy of which was filed as Appendix A to our Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders,

Compensation Committee.    The Compensation Committee currently consists of G. Leonard Baker, Jr. (Chairman), James A. Harper, David L. Mahoney and Allen Andersson. The Board has determined that all members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee administers our benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee has a written charter, a copy of which was filed as Appendix B to our Definitive Proxy Statement for the 2007 Annual Meeting of Stockholders. Pursuant to the Compensation Committee’s charter, the Compensation Committee may delegate its authority and responsibilities as it deems proper to members of the Compensation Committee or to a subcommittee.

COMMUNICATIONS WITH DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of our Board by writing to them c/o Secretary, Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Governance Committee.

We have a policy of encouraging all directors to attend the annual stockholder meetings. Three of our directors attended the 2008 annual meeting.

CODE OF ETHICS

We have adopted a code of ethics that applies to all of our officers and employees, including our principal executive officer and our principal financial officer. We will also deliver a copy of its code of ethics to any stockholder, without charge, upon written request to Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025, Attention: Secretary, or upon oral request by calling (650) 327-3270.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are G. Leonard Baker, Jr., James A. Harper, David L. Mahoney and Allen Andersson. None of the members of our Compensation Committee is currently, or has been, an officer or employee. No interlocking relationship exists, or in the past fiscal year has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of April 30, 2009 and certain other information about them are set forth below:

Name	Age	Position
Joseph K. Belanoff, M.D.	51	Chief Executive Officer and Director
Robert L. Roe, M.D.	68	President and Secretary
Caroline M. Loewy	43	Chief Financial Officer
Anne M. LeDoux	61	Vice President, Controller and Chief Accounting Officer

Joseph K. Belanoff, M.D. Biographical information regarding Dr. Belanoff is set forth under “Nominees to Board of Directors.”

Robert L. Roe, M.D. joined us as President in October 2001. Dr. Roe has spent more than 30 years in the pharmaceutical and biotechnology industries. From 1999 to 2001, he served as President and Chief Executive Officer of Allergenics, Inc. From 1996 to 1999, he was Executive Vice President, Chief Operating Officer and a director of Cytel Corporation. From 1995 to 1996, he was Executive Vice President, Chief Operating Officer and a director of Chugai Biopharmaceuticals, Inc. From 1992 to 1995, Dr. Roe served as President of the Development Research Division and Senior Vice President of Syntex Corporation. Dr. Roe received his B.A. from Stanford University and his M.D. from the University of California, San Francisco.

Caroline M. Loewy joined us as Chief Financial Officer in November 2008. From 2006-2008, Ms. Loewy served as Chief Financial Officer of Poniard Pharmaceuticals, a publicly traded biopharmaceutical company. From 2004-2006 she acted as an independent consultant to a variety of biopharmaceutical companies advising on corporate strategy, business development, and financing. Ms. Loewy spent 14 years in equity research and corporate finance. From 2000-2004 she was an Executive Director in biotechnology equity research at Morgan Stanley, providing fundamental analysis and recommendations to investors, as well as strategic advisory services to corporate clients. She was also a Managing Director in biotechnology equity research at Prudential Securities and held positions in corporate finance at BankAmerica. Ms. Loewy holds a B.A. degree from the University of California, Berkeley, and an MBA/MS degree from Carnegie Mellon University.

Anne M. LeDoux joined us as Controller in 2004 and was promoted to the position of Vice President, Controller and Chief Accounting Officer in April 2007. Ms. LeDoux has over 15 years of financial and accounting management experience with public pharmaceutical and biotechnology companies. Prior to joining Corcept in 2004, Ms. LeDoux served in various financial positions at Aviron, Roche Biosciences and Syntex Corporation. She was also Vice President and Chief Financial Officer at the Northern California Health Center and Vice President, Finance for the Children’s Hospital of San Francisco. Ms. LeDoux is a Certified Public Accountant and has over 13 years of experience in public accounting, primarily at Coopers and Lybrand. Ms. LeDoux received her Bachelor of Business Administration from the University of Massachusetts and a law degree from Western New England College, School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of April 30, 2009 or earlier date for information based on filings with the SEC by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) our directors, (c) our Chief Executive Officer and each other executive officer named in the compensation tables appearing earlier in this proxy statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information we believe to be reliable. Percentage of ownership is based on 49,763,206 shares of common stock outstanding as of April 30, 2009. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options and warrants exercisable within 60 days of April 30, 2009 are deemed outstanding for computing the percentage of ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned

5% Stockholders

Longitude Venture Partners, LP and related entity(3)	10,804,567	20.8%

Entities and individuals affiliated with Sutter Hill Ventures(4)	10,545,427	20.8%

Entities affiliated with Alta Partners, LLP(5)	5,861,683	11.7%

Directors and Named Executive Officers

Patrick G. Enright(3)	10,804,567	20.8%

G. Leonard Baker, Jr.(6)	7,243,566	14.3%

Edward E. Penhoet(5)	5,861,683	11.7%

Joseph K. Belanoff(7)	3,337,130	6.6%

James N. Wilson(8)	3,174,149	6.4%

Joseph C. Cook, Jr.(9)	2,428,875	4.9%

David L. Mahoney(11)	1,122,306	2.2%

Allen Andersson(10)	854,486	1.7%

Robert L. Roe(12)	777,994	1.5%

James A. Harper(13)	153,488	*

Anne M. LeDoux(14)	144,017	*

Caroline M. Loewy(15)	—	—

All directors and executive officers as a group (12 persons)(16)	35,902,261	64.8%

*	Less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025.

(2)

Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after April 30, 2009. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)

Includes (a) 8,431,500 shares held of record by Longitude Venture Partners, LP, and 2,251,668 shares that may be acquired by the entity within 60 days of April 30, 2009 pursuant to a warrant (b) 91,232 shares held of record by Longitude Capital Associates, L.P. and 9,750 shares that may be acquired by that entity within 60 days of April 30, 2009 pursuant to a warrant, and (c) 20,417 shares issuable pursuant to an option to Patrick Enright exercisable within 60 days of April 30, 2009. Mr. Enright disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. The address for Longitude Capital is 800 El Camino Real, Suite 220, Menlo Park, California 94025.

(4)

Consists of: (a) 4,338,742 shares held by Sutter Hill Ventures, A California Limited Partnership (Sutter Hill Ventures), and 400,199 shares that may be acquired by the entity within 60 days of April 30, 2009 pursuant to warrants, (b) 29,273 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P. (SHAI), (c) 74,113 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. (SHQP), (d) 3,025,528 shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals, and 276,333 shares that may be acquired by the individuals and entities within 60 days of April 30, 2009 pursuant to warrants, (e) 205,439 shares of Common Stock owned by G. Leonard Baker, Jr., one of our directors, (f) 1,180,231 shares held by Mr. Baker, a Trustee of The Baker Revocable Trust, and 228,765 shares that may be acquired by the Trust within 60 days of April 30, 2009 pursuant to warrants, (g) 658,580 shares held by Saunders Holdings, L.P. of which Mr. Baker is a General Partner, and 68,224 shares that may be acquired by the entity within 60 days of April 30, 2009 pursuant to warrants, and (h) 60,000 shares issuable within 60 days of April 30, 2009 pursuant to options granted to Mr. Baker. Mr. Baker has shared voting and dispositive power with respect to the shares held by The Baker Revocable Trust and Saunders Holdings, L.P. Mr. Baker, Sutter Hill Ventures, SHAI and SHQP do not have any voting or dispositive power with respect to the shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals referenced under part (d) of this note. Mr. Baker shares voting and dispositive power with respect to the shares held by Sutter Hill Ventures, SHAI and SHQP with the following natural persons: David L. Anderson, William H. Younger, Jr., Tench Coxe, Gregory P. Sands, James C. Gaither, James N. White, Jeffrey W. Bird, David E. Sweet, Andrew T. Sheehan and Michael L. Speiser. As a result of the shared voting and dispositive powers referenced herein, Messrs. Baker, David L. Anderson, William H. Younger, Jr., Tench Coxe, Gregory P. Sands, James C. Gaither, James N. White, Jeffrey W. Bird, David E. Sweet, Andrew T. Sheehan and Michael L. Speiser may each be deemed to beneficially own the shares held by Sutter Hill Ventures, SHAI and SHQP. The address for Sutter Hill Ventures and affiliates is 755 Page Mill Road, Suite A-200, Palo Alto, CA 94304.

(5)

Consists of: (a) 5,146,818 shares held of record by Alta BioPharma Partners II, L.P., and 522,960 shares that may be acquired by the entity within 60 days of April 30, 2009 pursuant to a warrant, and (b) 167,798 shares held of record by Alta Embarcadero BioPharma Partners II, LLC, and 6,607 shares that may be acquired by the entity within 60 days of April 30, 2009 pursuant to a warrant and (c) 17,500 shares issuable within 60 days of April 30, 2009 pursuant to options granted to Dr. Penhoet. Dr. Penhoet is a director of Alta BioPharma Management II, LLC (which is a general partner of Alta BioPharma Partners II, L.P.) and a manager of Alta Embarcadero BioPharma Partners II, LLC. Dr. Penhoet disclaims beneficial ownership of all such shares held by all of the foregoing funds, except to the extent of his proportionate pecuniary interests therein. Alta Parents II, Inc. provides investment advisory services to several venture capital funds including Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma Partners II, LLC. The managing directors of Alta BioPharma Partners II, L.P. and the managers of Alta Embarcadero BioPharma Partners II, LLC exercise sole voting and investment power with respect to shares owned by such funds. Certain principals of Alta Partners II, Inc. are managing directors of Alta BioPharma Management II, LLC (which is the general partner of Alta BioPharma Partners II, L.P.), and managers of Alta Embarcadero BioPharma Partners II, LLC. As managing directors and managers of such entities, they may be deemed to share voting and investment powers for the shares held by the funds. The principals of Alta Partners II, Inc. disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. The address of Alta Partners II, Inc. is One Embarcadero Center, Suite 3700, San Francisco, California 94111.

(6)

Includes all shares referenced in footnote (4) other than the 3,025,528 shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals, and 276,333 shares that may be acquired by the individuals and entities within 60 days of April 30, 2009 pursuant to warrants, as referenced under part (d) of footnote (4.) Mr. Baker’s beneficial interest also includes: (a) 228,765 shares that may be acquired by Mr. Baker as a Trustee of The Baker Revocable Trust within 60 days of April 30, 2009 pursuant to warrants, (b) 68,224 shares that may be acquired by Saunders Holdings, L.P. of which Mr. Baker is a General Partner within 60 days of April 30, 2009 pursuant to warrants, and (c) 60,000 shares issuable pursuant to options exercisable within 60 days of April 30, 2009.

(7)

Includes 300,000 shares held as custodian for Edward G. Belanoff and 300,000 shares held as custodian for Julia E. Belanoff under the California Uniform Transfers to Minors Act over which Dr. Belanoff has voting control and 572,935 shares issuable pursuant to options exercisable within 60 days of April 30, 2009.

(8)

Includes 2,074,511 shares held of record by the James N. Wilson and Pamela D. Wilson Trust and 951,774 shares held of record by the James and Pamela Wilson Family Partners, over all of which Mr. Wilson has voting control pursuant to voting agreements. Mr. Wilson disclaims beneficial ownership of such shares, except to the extent of his pecuniary interests in the entities holding such shares. Mr. Wilson’s beneficial interest also includes 17,652 shares that may be acquired by the James and Pamela Wilson Family Partners within 60 days of April 30, 2009 pursuant to a warrant, and 130,212 shares issuable pursuant to an option exercisable within 60 days of April 30, 2009.

(9)

Includes (a) 1,130,000 shares held of record by Farview Management, Co. L.P., a Texas limited partnership and 14,402 shares that may be acquired by that entity within 60 days of April 30, 2009 pursuant to a warrant (b) 240,000 shares held of record by the Joseph C. Cook, Jr., IRA Rollover and 25,649 shares that may be acquired by that entity within 60 days of April 30, 2009, (c) 88,261 shares that may be acquired within 60 days of March 15, 2009 pursuant to a warrant, and (d) 105,000 shares issuable pursuant to options exercisable within 60 days of April 30, 2009.

(10)

Includes (a) 707,324 shares held of record by Paperboy Ventures, LLC, (b) 18 shares that may be acquired by that entity within 60 days of April 30, 2009 pursuant to a warrant, (c) 97,143 shares held by Anderieck Holdings, LLC (“Anderieck”) and (d) 50,001 shares issuable within 60 days of April 30, 2009 pursuant to options granted to Mr. Andersson. Mr. Andersson is the founder and chairman of Paperboy and the sole member of both Paperboy and Anderieck. The address of Paperboy Ventures, LLC and Anderieck Holdings, LLC is 1875 K Street NW, Suite 700, Washington, DC 20006.

(11)

Includes 929,249 shares held of record by the David L. Mahoney and Winnifred C. Ellis 1998 Family Trust, and 65,838 shares that may be acquired by the Trust within 60 days of April 30, 2009 pursuant to a warrant, and 127,219 shares issuable pursuant to options exercisable within 60 days of April 30, 2009.

(12)	Includes 629,104 shares issuable pursuant to options exercisable within 60 days of April 30, 2009.

(13)

Includes (a) 25,000 shares held of record by the James A. Harper 2008 Annuity Trust over which Mr. Harper is Trustee and has voting control, (b) 25,000 shares held of record by the Zo P. Harper 2008 Annuity Trust over which Mr. Harper’s spouse, Zo P. Harper, is Trustee and has voting control, and (c) 86,088 shares issuable pursuant to options exercisable within 60 days of April 30, 2009.

(14)	Includes 144,017 shares issuable pursuant to options exercisable within 60 days of April 30, 2009.

(15)	Ms. Loewy has no direct holdings as of April 30, 2009, and no options exercisable within 60 days of April 30, 2009.

(16)	Total number of shares includes common stock held by entities affiliated with directors and executive officers. See footnotes 1 through 15 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As a matter of policy, all related-party transactions between us and any of our officers, directors, or principal stockholders, are approved by our Audit Committee or a majority of the independent and disinterested members of our Board, are on terms no less favorable to us than could be obtained from unaffiliated third parties and are in connection with bona fide business purposes.

On March 25, 2008, we agreed to sell an aggregate of 8,923,210 shares of our common stock, par value $0.001 per share, in a private placement at a price of $2.77 per share and warrants to purchase an additional 4,461,062 shares of our common stock at a price of $0.125 per warrant to certain investors pursuant to a Securities Purchase Agreement executed on March 14, 2008. The warrants have a seven year term and an exercise price of $2.77 per share. We received aggregate consideration of approximately $25.3 million in gross proceeds, after collection of the note receivable issued by Paperboy Ventures LLC related to this financing of $6.0 million.

The purchasers in this transaction were led by Longitude Venture Partners, L.P. Other investors participating in the offering include Paperboy Ventures LLC, Sutter Hill Ventures and Alta Partners, LLP, venture capital firms that are all significant shareholders in Corcept, as well as various entities and individuals related to these firms. The purchasers also included various entities affiliated with G. Leonard Baker, Jr., Joseph C. Cook, Jr., David L. Mahoney and James N. Wilson, who are members of our Board of Directors, and other qualified investors. Allen Andersson, a member of our Board of Directors, is the chairman and sole voting member of Paperboy Ventures. Mr. Baker is a partner and managing director of Sutter Hill Ventures. Edward E. Penhoet, Ph.D., a member of our Board of Directors, is a director of Alta Partners. Patrick G. Enright, managing director of Longitude Capital, became a member of our Board of Directors on April 1, 2008.

Longitude Capital Venture Partners, L.P., purchased 3,530,450 shares, Paperboy Ventures, LLC purchased 2,118,270 shares, Sutter Hill Ventures and related entities and affiliates purchased a total of 1,581,311 shares and entities affiliated with Alta Partners, LLP purchased a total of 1,059,135 shares. Entities related to Mr. Baker, a partner at Sutter Hill Ventures, purchased 441,307 shares (which are included as part of the Sutter Hill Ventures purchase noted above), an entity related to Mr. Cook purchased 176,522 shares, an entity related to Mr. Mahoney purchased 70,609 shares and an entity related to Mr. Wilson purchased 35,304 shares in the March 2008 Financing. This financing also included the purchase of 351,609 shares by other qualified investors.

As described above, the $6.0 million note receivable was issued to us by Paperboy Ventures LLC as consideration for the securities purchased in March 2008 Financing, and Paperboy Ventures’ obligations under the note receivable were secured by these securities. The note receivable was originally due on July 31, 2008. We agreed with Paperboy Ventures to extend the maturity date of the note on several occasions, ultimately to January 31, 2009, and in connection with those extensions, Paperboy Ventures pledged additional shares of our common stock and other securities as collateral. The independent members of our board of directors approved each extension of the maturity date of the note receivable. The note receivable was repaid in full in February 2009, and in connection with the repayment of the note receivable we released our liens on the pledged collateral.

In addition, on November 11, 2008, we entered into an Amendment to Registration Rights Agreement (the Amendment) which amended the Registration Rights Agreement (the Original Agreement), dated as of March 14, 2008, by and among us and the investors in the March 2008 Financing described above (the Holders). Pursuant to the Amendment, on November 11, 2008, we agreed to issue an aggregate of 883,155 shares of its common stock, valued at $1.45 per share (the closing market price of our common stock on the NASDAQ Capital Market on November 11, 2008) as full satisfaction for approximately $1.3 million in liquidated damages owed to the Holders under the Original Agreement. In settlement of the liquidated damages discussed above, Longitude Venture Partners, L.P., received 349,425 shares, Paperboy Ventures, LLC received 209,655 shares, Sutter Hill Ventures and related entities and affiliates received a total of 156,503 shares and entities affiliated with Alta Partners, LLP received a total of 104,826 shares. Entities related to Mr. Baker, a partner at Sutter Hill Ventures, received 43,677 shares (which are included as part of the Sutter Hill Ventures total), an entity related to Mr. Cook received 17,471 shares, an entity related to Mr. Mahoney received 6,988 shares and an entity related to Mr. Wilson received 3,494 shares.

We have entered into an agreement with Robert L. Roe, M.D., our President, dated October 18, 2001. Pursuant to such letter agreement, Dr. Roe received an option to purchase 250,000 shares of our common stock with an exercise price of $0.75 per share and a loan in the amount of $187,250, subject to interest rate of 6.5% and evidenced by a full-recourse promissory note to us to finance the exercise of the option. Through December 2008, Dr. Roe had repaid $99,705 of the principal of the loan plus accrued interest, leaving a total remaining balance of $87,545 plus accrued interest in the amount of $36,295 for a total combined balance of $123,840.

In July 2007, we entered into Severance and Change in Control Agreements with each of our executive officers: Joseph K. Belanoff, M.D., Chief Executive Officer; Robert L. Roe, M.D., President; and Anne M. LeDoux, Chief Accounting Officer. In September 2008, we amended and restated the Severance and Change in Control Agreements with each of our executive officers to adopt technical amendments to the agreements in order to comply with Section 409A of the Internal Revenue Code. In November 2008, Caroline M. Loewy entered into a Severance and Change in Control Agreement with us, in connection with her appointment as our Chief Financial Officer. The terms of the agreements are identical. The agreements provide that, if employment is terminated without cause or for good reason regardless of whether it is in connection with a change in control, the executive will be eligible for 12 months of his or her then current base salary and continued health insurance coverage for this same period. In addition, the agreements provide for the full vesting of all outstanding equity awards in the event the executive’s employment is terminated without cause or for good reason within 18 months following a change in control. The agreement with Dr. Roe supersedes his prior agreement with us. The other officers did not have prior employment or severance agreements.

In July 2007, we also entered into a Severance and Change in Control Agreement with James N. Wilson, Chairman of the Board of Directors, which was amended and restated in September 2008 to adopt technical amendments to the agreement in order to comply with Section 409A of the Internal Revenue Code. The agreement with Mr. Wilson provides that if his employment or service on the Board terminates involuntarily without cause or good reason within eighteen months of a change in control all of his outstanding equity awards shall become fully vested. Mr. Wilson did not have a prior severance agreement.

We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify its officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

On May 23, 2008 the Board of Directors approved the engagement of Abbrah Publishing LLC (Abbrah), a firm in which the son of James N. Wilson, our chairman, is a principal, to assist us in the preparation and placement of materials to facilitate the recruitment of patients in its Cushing’s Syndrome trial, based on, among other things, the special qualifications of Abbrah and its willingness to accept performance-based compensation of its services. Compensation to Abbrah is based the number of patients actually enrolled in the study based on their materials. An initial payment is due upon patient enrollment, with an additional amount due if the patient completes the study. During the year ended December 31, 2008, we recorded expense of $2,000 as compensation to Abbrah. An additional expense of $18,000 is expected to be recorded during 2009 in connection with these services assuming patient completion in the study.

The Board determined that the following current directors are “independent” under current NASDAQ rules:

Allen Andersson

G. Leonard Baker, Jr.

Joseph C. Cook, Jr.

Patrick G. Enright

James A. Harper

David L. Mahoney

Edward E. Penhoet

See “Director Compensation” for a discussion of our director compensation policy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on our review of copies of these reports and representations of such reporting persons, we believe that during fiscal year 2008, such SEC filing requirements were satisfied, with the exception that the option granted to Allen Andersson on June 10, 2008 was reported on a Form 4 filed on February 10, 2009. This transaction should have been reported on Form 4 within 2 business days after the date of grant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

For Joseph K. Belanoff, M.D., our Chief Executive Officer, Robert L. Roe, M.D., our President, Caroline M. Loewy, our Chief Financial Officer, and Anne LeDoux, our Vice President and Controller (Chief Accounting Officer), our named executive officers (“NEOs”) compensation is intended to be performance-based, with the exception of such NEOs’ base salary. The Compensation Committee believes that compensation paid to NEOs should be closely aligned with our performance on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior managerial talent;

•	Ensure senior officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•	Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•

Align officer and shareholder interests, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in the Company through stock options.

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a portion of compensation opportunity will be directly related to Company stock performance and other factors that directly and indirectly influence stockholder value. Accordingly, we set goals designed to link each NEO’s compensation to our performance, such as the attainment of clinical goals and meeting agreed upon financial targets.

We provide a base salary to our executive officers. Additionally, consistent with our performance-based philosophy, we reserve the largest potential compensation awards for performance- and incentive-based programs for our senior executive management team, comprised of the Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer. Such programs include stock options grants, designed to provide compensation opportunities if milestones that increase our value, such as positive results in clinical trials, are attained. Incentive-based programs provide compensation in the form of both cash and equity, to reward for both short-term and long-term performance. The Compensation Committee allocates total compensation between cash and equity compensation based on the Compensation Committee members’ knowledge of compensation practices in the biotechnology and specialty pharmaceutical industries. The balance between equity and cash compensation among members of the senior executive management team, all four of whom are NEOs, is evaluated annually to align the interests of management with stockholders through both short and long term incentives.

The Chairman of the Board and the members of the Compensation Committee are seasoned executives of, consultants to or venture capitalists with investments in the biotechnology and specialty pharmaceutical industry. Collectively they have served as board and compensation committee members of many public and privately held companies including Amylin Pharmaceuticals, Inc., NuGen Technologies, Inc., Neurex Corporation, Praecis Pharmaceuticals, Inc., Tercica, Inc., and Zymogenetics Inc. As a result of this extensive involvement in the compensation of executives in these and other companies, the Chairman of the Board and the members of the Compensation Committee collectively have developed a clear understanding and knowledge of the compensation structures that are necessary to attract, motivate and retain management talent.

Determination of Compensation

The Compensation Committee is provided with the primary authority to determine and recommend the compensation awards available to our executive officers for approval by the Board of Directors. Based on the Compensation Committee members’ collective understanding of compensation practices in similar companies in the biotechnology and specialty pharmaceutical industry, our executive compensation package consists of the following elements, in addition to the employee benefit plans in which all employees may participate:

•	Base salary: compensation for ongoing performance throughout the year.

•	Periodic performance-based cash compensation: awards to recognize and reward achievement of performance goals.

•	Long-term performance-based equity incentive program: equity compensation to provide an incentive to the NEOs to manage us from the perspective of an owner with an equity stock in the business.

•	Severance and change of control benefits: remuneration paid to executives in the event of a change of control or involuntary employment termination.

To aid the Compensation Committee in making its determination, our Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all other executive officers. Each NEO in turn, participates in an annual performance review with our Chief Executive Officer to provide input about their individual contributions to our success for the period being assessed. The overall performance of our senior executive management team is reviewed annually by the Compensation Committee.

We set base salary structures and any grants of stock options based on the Compensation Committee members’ collective understanding of compensation practices in the biotechnology and specialty pharmaceutical industry and such members’ experiences as seasoned executives, consultants, board and compensation committee members, or investors in similar biotechnology and specialty pharmaceutical industry companies.

Tax Considerations

A goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consist only of “outside directors.” All members of the Compensation Committee qualify as outside directors.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Certain option grants made under our equity plans are intended to be structured so that any compensation deemed paid upon the exercise of those options is intended to qualify as performance-based compensation that is not subject to the $1,000,000 limitation.

Elements of Executive Compensation

BASE COMPENSATION

We pay base salaries to provide fixed compensation based on the Compensation Committee’s assessment of competitive market practices. Due to the Compensation Committee’s collective experience with similar companies in the biotechnology and specialty pharmaceutical industry, the Compensation Committee has intricate knowledge and understanding of what the industry demands in order to motivate and retain our executive officers. We provide each NEO with a base salary that was established by extensive negotiations with each NEO when such individual first joined us as an employee or was promoted to the position of executive officer. Base salaries have not changed in 2008 as compared to 2007 other than for annual cost of living adjustments of 4% per year that were approved by the Compensation Committee and applied equally to all employees. While base salaries are not considered by the Internal Revenue Service to constitute performance-based compensation, each year the Compensation Committee reviews the CEO’s base salary to determine if a change is appropriate based on Company performance, such as our progress on research and development programs. Similarly, the CEO reviews the base salary of the other NEOs and has the ability to propose a change in base salary based on performance to the Compensation Committee. Other than the annual cost of living increases that the Compensation Committee has approved, no formulaic base salary increases are provided to the NEOs.

PERFORMANCE-BASED COMPENSATION

Performance Goals and Periodic Performance-Based Cash Compensation

We structure our compensation programs to reward executive officers based on our performance. This allows executive officers to receive bonus compensation in the event certain specified corporate performance measures are achieved. To date, we have not instituted an annual performance-based cash compensation or annual performance-based equity compensation program because the Compensation Committee believes that the compensation objective to ensure that executive officers’ compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders is achieved when milestone successes are met, such as meeting the predetermined endpoints in our clinical trials. The achievement of these milestones does not necessarily correspond with annual performance periods.

Performance-based cash compensation has been awarded in past years primarily to recognize the attainment of certain accomplishments of value enhancing milestones such as successful financing transactions and positive results in clinical trials. The Compensation Committee believes that performance-based compensation should be based on achievement of certain milestone successes, such as the attainment of predetermined end-points in our clinical trials, successful financing transactions and commencement of certain clinical trials.

In December of 2008, the Compensation Committee and Board of Directors approved a bonus for Anne LeDoux, Vice President and Controller and Chief Accounting Officer, in recognition of additional services performed and duties assumed during the vacancy in the position of Chief Financial Officer equal to 10% of Ms. LeDoux’s base compensation paid in 2008, which bonus was paid in January 2009. No bonuses were paid to the other NEOs.

Long-Term Performance-Based Equity Incentive Program

Our executive officers, along with all of our employees, are eligible to participate in our awarding of stock options under our 2004 Equity Incentive Plan. As discussed above, we believe, with our performance-based approach to compensation, that equity ownership in us is important to tie the ultimate level of an executive officer’s compensation to the performance of our stock and stockholder gains while creating an incentive for sustained growth. We have, thus far, only used stock options as the long-term performance-based equity incentive vehicle because the Compensation Committee believes that stock options maximize executive officers’ incentive to increase our stock price and maximize stockholder value (i.e. there is no financial gain to an executive officer unless our stock price appreciates).

Equity compensation in the form of incentive or non-qualified stock options is awarded by the Compensation Committee from time to time. The size and the timing of each grant is based on a number of factors, including the executive officer’s salary, such executive officer’s contributions to the achievement of our financial and strategic objectives, the value of the stock option at the time of grant, the possible value of the option if we achieve our objectives and industry practices and norms from the collective knowledge of the Compensation Committee as seasoned executives of, consultants to, board and compensation members of, and venture capitalists with investments in similar companies in the industry. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion. There is no set formula for the granting of stock options to individual executives and employees. Grants also may be made following a significant change in job responsibility or in recognition of a significant achievement. In November 2008, Ms. Loewy was granted stock options for 800,000 shares upon her appointment as our Chief Financial Officer. Other than Ms. Loewy’s stock option grant, no other NEOs received stock option grants in 2008.

Stock options granted to NEOs under the various stock plans generally have a four or five-year vesting schedule in order to provide an incentive for continued employment and generally expire ten years from the date of the grant. This provides a reasonable time frame in which to provide the executive officer with the possibility of price appreciation of our shares. The exercise price of options granted under the stock plans is 100% of the fair market value of the underlying stock on the date of grant.

We grant all stock option awards based on the fair market as of the date of grant. We do not have a policy of granting stock option awards at other than the fair market value. The exercise price for stock option grants is determined by looking at the fair market value of the last quoted price per share on the Nasdaq Capital Market on the date of grant. We do not have a policy and do not intend to have a policy or practice to select option grant dates for executive officers in coordination with the release of material information to the public.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

In July 2007, we entered into Severance and Change in Control Agreements with each of our executive officers: Joseph K. Belanoff, M.D., Chief Executive Officer; Robert L. Roe, M.D., President; and Anne M. LeDoux, Chief Accounting Officer. The terms of the agreements are identical. In September 2008, we amended and restated the Severance and Change in Control Agreements with each of our executive officers to adopt technical amendments to the agreements in order to comply with Section 409A of the Internal Revenue Code. In November 2008, Caroline M. Loewy entered into a Severance and Change in Control Agreement with us, in connection with her appointment as our Chief Financial Officer. For a detailed description of the Severance and Change in Control Agreements, see the “Potential Payments Upon Termination or Change in Control – Severance and Change in Control Agreements,” below.

These severance and change in control arrangements are designed to retain these executives in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. These arrangements provide benefits to encourage the executives to continue to provide necessary or desirable service to us during a change in control and to ease the transition of the executives due to an unexpected employment termination by us due to changes in our employment needs.

OTHER ELEMENTS OF COMPENSATION AND PERQUISITES

401(k) Plan.    We have a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover our eligible employees and any designated affiliate. The 401(k) Plan permits our eligible employees to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make no matching contributions to the 401(k) Plan. Our employees are eligible to participate in the 401(k) Plan on the first day of the month coinciding with or immediately following the first day of employment.

Medical Insurance.    We, at our sole cost, provide to each employee (including each NEO), and his or her spouse and children such health, dental and optical insurance as we may from time to time make available to our other employees of the same level of employment. Such insurance programs are part of an overall broad-based total compensation program designed to facilitate our ability to attract and retain employees as we compete for talented individuals in the marketplace where such benefits are commonly offered.

Life and Disability Insurance.    We provide each employee (including each NEO) such disability and/or life insurance as we in our sole discretion may from time to time make available to our other employees of the same level of employment. Such insurance programs are part of an overall broad-based total compensation program designed to facilitate our ability to attract and retain employees as we compete for talented individuals in the marketplace where such benefits are commonly offered.

POLICIES WITH RESPECT TO EQUITY COMPENSATION AWARDS

We grant all stock option awards based on the fair market value as of the date of grant. We do not have a policy of granting stock option awards at other than the fair market value. The exercise price for stock option grants is determined by looking at the fair market value of the last quoted price per share on the Nasdaq Capital Market on the date of grant. We do not have a policy and do not intend to have a policy or practice to select option grant dates for executive officers in coordination with the release of material information to the public.

SUMMARY COMPENSATION TABLE

The following table provides compensation information for the years ended December 31, 2008, 2007 and 2006 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph K. Belanoff, M.D., Chief Executive Officer	2008	$427,448		—		—	$282,500		—	—	—	$709,948
	2007	$411,008		$102,752		—	$200,104		—	—	—	$713,864
	2006	$395,200		—		—	—		—	—	—	$395,200

Caroline M. Loewy, Chief Financial Officer(2)	2008	$25,000		—		—	$14,544		—	—	—	$39,544

Robert L. Roe, M.D.,	2008	$393,927		—		—	$285,140		—	—	$900	$679,967
President	2007	$378,776		$95,294		—	$285,556		—	—	$2,400	$762,026
	2006	$364,208		—		—	$268,111		—	—	$2,325	$634,644

Anne LeDoux,	2008	$208,000		$20,800		—	$65,545		—	—	—	$294,345
Vice President and Controller	2007	$191,777		$47,944		—	$86,890		—	—	—	$326,611
	2006	—	(3)	—	(3)	—	—	(3)	—	—	—	—	(3)
(Chief Accounting Officer)

(1)

Amounts shown do not reflect compensation actually received by the named executive officers or the actual value that may be recognized by the named executive officers with respect to these awards in the future. Instead, the amounts shown are the dollar amounts recognized by us as compensation expense for financial reporting purposes in 2008 for option awards pursuant to SFAS 123R, excluding estimates of forfeitures related to service-based vesting conditions. The relevant assumptions used to calculate the value of the option awards are set forth in our 2008 Annual Report on Form 10-K under Part II – Item 8 – Financial Statements Notes 1 – the Notes to Financial Statements – “Accounting Policies and Estimates – Stock-Based Compensation”.

(2)	Caroline Loewy joined us in November 2008 as Chief Financial Officer.

(3)	Anne LeDoux served as Chief Accounting Officer from April 2007 until November 2008. Compensation earned in 2006 was not in a position as an executive officer.

GRANTS OF PLAN-BASED AWARDS DURING 2008

The following table summarizes the grants of stock and option awards we made to the named executive officers in 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(1) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thres- hold ($)	Target ($)	Maxi- mum (#)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Joseph K. Belanoff, M.D.	—	—	—	—	—	—	—	—	—		—	—
Caroline M. Loewy	11/28/08	—	—	—	—	—	—	—	800,000	(2)	$1.02	$616,000
Robert L. Roe, M.D.	—	—	—	—	—	—	—	—	—		—	—
Anne LeDoux	—	—	—	—	—	—	—	—	—		—	—

(1)

The value of the option award is based on the fair value as of the grant date of the award (determined pursuant to SFAS 123R) multiplied by the number of shares. Refer to Notes 1 – “Accounting Policies and Estimates – Stock-Based Compensation” included in the Part II – Item 8 – Financial Statements in our Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards.

(2)	The options were granted under our 2004 Equity Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes unexercised options that have not vested and related information for each of our named executive officers as of December 31, 2008.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vest (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph K. Belanoff, M.D.	416,680	(3)	583,320		—	$1.50	4/16/2017	—	—	—	—

Caroline M. Loewy	—		800,000	(2)	—	$1.02	11/28/2018	—	—	—	—

Robert L. Roe, M.D.	10,000	(1)	—		—	$0.10	10/1/2010	—	—	—	—
	100,000	(1)	—		—	$7.00	11/23/2013
	76,780	(1)	23,220		—	$4.82	2/10/2015
	34,376	(2)	15,624		—	$4.95	3/2/2016
	291,676	(3)	408,324		—	$1.50	4/16/2017

Anne M. LeDoux	16,359	(1)	1,141		—	$12.00	4/16/2014	—	—	—	—
	35,470	(1)	7,030		—	$7.73	10/6/2014
	9,763	(1)	5,237		—	$5.70	9/23/2015
	52,085	(3)	72,915		—	$1.50	4/16/2017

(1)	The option vests at the rate of 20% at the first anniversary of the grant date and, thereafter, at the rate of 1.67% per month, until fully vested.

(2)	The option vests at the rate of 25% at the first anniversary of the grant date and, thereafter, at the rate of 2.0834% per month, until fully vested.

(3)	The option vests at the rate of 2.0834% per month until fully vested.

OPTION EXERCISES AND STOCK VESTED

None of our named executive officers exercised stock options during 2008. To date, no stock awards have been granted to any of our named executive officers.

PENSION BENEFITS

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

NONQUALIFIED DEFERRED COMPENSATION

None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Severance and Change of Control Agreements

In July 2007, we entered into Severance and Change in Control Agreements with each of our executive officers: Joseph K. Belanoff, M.D., Chief Executive Officer; Robert L. Roe, M.D., President; and Anne M. LeDoux, Chief Accounting Officer. In September 2008, we amended and restated Severance and Change in Control Agreements with each of our named executive officers to adopt technical amendments to the agreements in order to comply with Section 409A of the Internal Revenue Code. In November 2008, Caroline M. Loewy entered into a Severance and Change in Control Agreement with us, in connection with her appointment as our Chief Financial Officer. The terms of the agreements are identical. The agreements provide that, if employment is terminated without cause or for good reason regardless of whether it is in connection with a change in control, the executive will be eligible for 12 months of his or her then current base salary and continued health insurance coverage for such 12-month period. In addition, the agreements provide for the full vesting of all outstanding equity awards in the event the executive employment is terminated without cause or for good reason within 18 months following a change in control. The agreement with Dr. Roe supersedes his prior agreement with us. The other executive officers did not have prior employment or severance agreements.

The following table reflects compensation payable to each named executive officer under a change of control or various employment termination events. The amounts shown below assume that (i) a change of control of the Company or (ii) each named executive officer terminated employment with the Company, was effective as of December 31, 2008, and estimates the value to the named executive officer as a result of each triggering event.

Name	Benefit	Termination Without Cause		Involuntary Termination Other Than for Death, Disability or Cause Within 18 Months of Change of Control
Joseph K. Belanoff, M.D.	Base Salary Accelerated Vesting, of Stock Options(1) Health Benefit	$ $	427,448 — 13,159	$ $	427,448 — 13,159	(2)

Caroline M. Loewy	Base Salary Accelerated Vesting, of Stock Options(1) Health Benefit	$ $	300,000 — 11,535	$ $	300,000 — 11,535	(2)

Robert L. Roe, M.D.	Base Salary Accelerated Vesting, of Stock Options(1) Health Benefit	$ $	393,927 — 9,910	$ $	393,927 — 9,910	(2)

Anne M. LeDoux	Base Salary Accelerated Vesting, of Stock Options(1) Health Benefit	$ $	208,000 — 16,320	$ $	208,000 — 16,320	(2)

(1)	Assumes that the stock options were not assumed or substituted by the successor entity to the Company or a parent or subsidiary of the successor entity.

(2)	For unvested options held by named executive officers as of December 31, 2008, the value ascribed to the change of control acceleration features under the Severance and Change of Control Agreements is calculated as follows:

a.	There is no value ascribed to any unvested options as the exercise price of all options to these individuals equaled or exceeded the closing stock price for the Company’s common stock on the Nasdaq Capital Market as of December 31, 2008.

b.	If there had been any options to these individuals where the closing stock price for the Company’s common stock on the Nasdaq Capital Market as of December 31, 2008 had exceeded the exercise price of the options, the value of the acceleration benefit on change of control would have been calculated as the difference between these factors multiplied by the number of unvested options as of that date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 with respect to the shares of our common stock that may be issued under all of our existing equity compensation plans, including the 2004 Equity Incentive Plan and the 2000 Stock Option Plan.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(2)
Equity compensation plans approved by stockholders	5,131,636	$2.70	433,636	(1)(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	5,131,636	$2.70	433,636

(1)	This figure represents shares of common stock remaining available for future issuance under our 2004 Equity Incentive Plan as of December 31, 2008.

(2)	The 2004 Equity Incentive Plan contains an “evergreen” provision that automatically increases on the first business day of each fiscal year beginning January 1, the least of an additional (i) 1,000,000 shares of our common stock, (ii) 2% of the outstanding shares of common stock on the immediately preceding December 31, or (iii) an amount determined by the Board. None of our other plans has an “evergreen” provision. On December 16, 2008, the Board of Directors authorized an “evergreen” increase in the shares available for grant under the 2004 Plan in the amount of 995,264 shares. This increase, which was effective on January 1, 2009, represented 2% of the shares of our common stock outstanding on December 31, 2008.

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2008, for each member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
James N. Wilson(2)	—	—	$71,250	—	—	$85,490	(2)	$156,740
Joseph K. Belanoff, M.D.(3)	—	—	—	—	—	—		—
Allen Andersson(4)	$15,000	—	$48,918	—	—	—		$63,918
G. Leonard Baker, Jr.(4)	$15,000	—	$52,761	—	—	—		$67,761
Joseph C. Cook, Jr.(4)	$25,000	—	$13,370	—	—	—		$38,370
Patrick G. Enright(4)	$16,250		$22,313					$38,563
James A. Harper(4)	$15,000	—	$46,445	—	—	—		$61,445
David L. Mahoney(4)	$25,000	—	$64,401	—	—	—		$89,401
Alix Marduel, M.D.(5)	$6,000	—	$12,813	—	—	—		$18,813
Edward E. Penhoet, Ph.D.(4)	$9,000	—	$16,693	—	—	—		$25,693
David B. Singer(5)	$11,058	—	$12,813	—	—	—		$23,871

(1)	Amounts shown do not reflect compensation actually received by the directors or the actual value that may be recognized by the directors with respect to these awards in the future. Instead, the amounts shown are the dollar amounts recognized by us as compensation expense for financial reporting purposes in 2008 for option awards pursuant to SFAS 123R, excluding estimates of forfeitures related to service- based vesting conditions. The relevant assumptions used to calculate the value of the option awards are set forth under Notes 1 – “Accounting Policies and Estimates – Stock-Based Compensation” included in Part II – Item 8 - Financial Statements in our Annual Report on Form 10-K.

(2)	Mr. Wilson is an employee director. He receives compensation in his role as an employee providing advice and business insight. The entire amount shown as Other Compensation for Mr. Wilson is salary paid in regard to his services as an employee. He receives no additional compensation in his capacity as a director.

(3)	Dr. Belanoff is a full time employee and a named executive officer and is compensated in that capacity. He receives no additional compensation in his capacity as a director.

(4)	The following are the aggregate number of shares represented by option awards outstanding that have been granted to each of our non-employee directors as of December 31, 2008, the last day of the 2008 fiscal year: Mr. Andersson: 85,000; Mr. Baker: 60,000; Mr. Cook: 105,000; Mr. Enright: 70,000; Mr. Harper: 75,000; Mr. Mahoney: 130,000; Mr. Penhoet: 70,000.

(5)	The term on the Board for Dr. Marduel and Mr. Singer were completed in June 2008 at the time of our annual meeting.

Non-employee directors receive a director fee from us for their services as members of the Board in the amount of $15,000 per year. Members of the Audit Committee receive an additional $10,000 per year. New directors receive an initial stock option grant of 70,000 shares of our common stock in connection with their initial election to the Board. The initial director options will vest with respect to 25% of the shares on the first anniversary of the date of the grant and, thereafter, at the rate of 2.0834% per month, until fully vested. Non-employee directors who are reelected at the Annual Shareholder Meeting each receive a stock option grant of 15,000 shares of our common stock that vests over the one year term as director at the rate of 8.3334% per month from the date of the Annual Meeting until fully vested. The chairmen of the Audit Committee and the Compensation Committee each receive additional grant of 15,000 shares of our common stock with a similar one-year vesting provision.

During 2008, Patrick G. Enright and Edward E. Penhoet were each awarded a stock option grant of 70,000 shares of stock as newly elected directors with the four year vesting schedule described above. Also, during 2008, the chairmen of the Audit Committee and the Compensation Committee each received a stock option grant for 30,000 shares of our stock and all other non-employee directors that were reelected in June 2008 received grants of 15,000 shares of our common stock. Directors are reimbursed for certain expenses in connection with attending Board and committee meetings.

In July 2007, we entered into a Severance and Change in Control Agreement with James N. Wilson, Chairman of the Board of Directors, which was amended and restated in September 2008 to adopt technical amendments to his agreement in order to comply with Section 409A of the Internal Revenue Code. The agreement with Mr. Wilson provides that if his employment or service on the Board terminates involuntarily without cause or good reason within eighteen months of a change in control all of his outstanding equity awards shall become fully vested. Mr. Wilson did not have a prior severance agreement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. None of the members of the Compensation Committee is currently an officer or employee of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

2. Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, and our Board of Directors has approved, that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for filing with the SEC.

COMPENSATION COMMITTEE
G. LEONARD BAKER, JR., CHAIRMAN
JAMES A. HARPER
DAVID L. MAHONEY
ALLEN ANDERSSON

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2008 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by the relevant auditing standards;

•

received the written disclosures and the letter from Ernst & Young LLP required by applicable standards regarding Ernst and Young LLP’s communications with the Audit Committee concerning independence, discussed with Ernst & Young LLP their independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence;

•	reviewed and discussed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year;

•	reviewed the disclosures regarding the Company’s system of internal controls required to be contained in the Company’s Form 10-K;

•

based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements and management’s report on the effectiveness of the Company’s internal control over financial reporting as of the end of December 31, 2008 be included in the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission; and

•	instructed Ernst & Young LLP that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee has also retained Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to shareholder ratification in Proposal 3 in this Proxy Statement for the Company’s 2009 Annual Meeting.

AUDIT COMMITTEE

DAVID L. MAHONEY, CHAIRMAN

JOSEPH C. COOK, JR.

PATRICK G. ENRIGHT

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Fees for audit services totaled approximately $447,000 in 2008 and $331,000 in 2007, including fees for professional services provided in connection with the annual audit of our financial statements and review of our quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees, Tax Fees, and All Other Fees

There were no fees paid to our principal accounting firm during 2008 or 2007 for any of these services.

Pre-approval of audit-related and non-audit services

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of eight directors, each to serve for a one-year term until the annual meeting of stockholders in 2010 and until their successors are qualified and elected. The independent members of the Board have selected, and the Board has unanimously nominated, G. Leonard Baker, Jr., Joseph K. Belanoff, M.D., Joseph C. Cook, Jr., Patrick G. Enright, James A. Harper, David L. Mahoney, Edward E. Penhoet, Ph.D., and James N. Wilson for election to the Board. The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for the nominees at the Annual Meeting. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “for” the election of the nominees as listed above.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of the nominees as listed above.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT AND RESTATEMENT TO THE 2004 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the amendment and restatement of our 2004 Equity Incentive Plan (the “2004 Plan”), which amends the 2004 Plan (1) to increase the maximum number of shares of the Company’s common stock, par value $0.001 per share (the “Shares”) available for grant under the 2004 Plan as of the date of the Board resolutions, March 26, 2009, by one million (1,000,000) Shares, (2) to increase the number of Shares that shall be added to maximum number of Shares available for grant under the 2004 Plan on each January 1 subsequent to March 26, 2009 pursuant to the second sentence of Section 3.1 of the 2004 Plan to the least of (a) four percent (4%) of the number of Shares issued and outstanding on the immediately preceding December 31, (b) four million (4,000,000) Shares and (c) a number of Shares set by the Board, in each case subject to approval by our stockholders of the Company at the Annual Meeting and (3) to add the following sentence at the end of Section 3.1 of the 2004 Plan to provide that: “Notwithstanding the foregoing, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.”

The Board believes and has determined that it is in the best interest of the Company and its stockholders to amend the Plan to increase the number of shares available under the 2004 Plan in order for the Company to continue to attract highly qualified personnel as employees, directors and consultants of the Company and retain such employees, directors and consultants through incentives related to the success of the Company.

In this proxy statement, we refer to any grant from the 2004 Plan as an “Award.” Our Board approved the amendment and restatement to the 2004 Plan at their meeting on March 26, 2009, subject to approval from our stockholders at the annual meeting. Our Named Executive Officers and members of the Board will be eligible to receive Awards under the 2004 Plan and therefore have an interest in this proposal.

As of April 30, 2009, approximately 65 Awards were outstanding under the 2004 Plan, including 1 Award that is contingent upon receipt of stockholder approval of the amendment and restatement of the 2004 Plan, and 728,900 shares of our common stock were available for grant, including 500,000 shares that are contingent upon receipt of stockholder approval of the amendment and restatement of the 2004 Plan. The closing price of our common stock on April 30, 2009 was $0.89. As of April 30, 2009, approximately 95 of our employees, officers, consultants and directors were eligible to participate in the 2004 Plan, of which 4 were executive officers, 7 were non-employee directors, 14 were employees other than executive officers and 70 were consultants. In addition, shares that are released from or reacquired by us from outstanding awards under the 2004 Plan will become available for grant under the 2004 Plan and may be reissued as new Awards.

We believe strongly that the approval of the amendment and restatement to the 2004 Plan is essential to our continued success. Our employees are our most valuable asset. Awards such as those provided under the 2004 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such Awards also are crucial to our ability to motivate employees to achieve our goals.

Summary of the 2004 Plan

The following paragraphs provide a brief summary of the principal features of the 2004 Plan, as amended and restated, and its operation. Because the following is a summary, it may not contain all of the information that is important to you. A copy of the entire 2004 Plan has been filed with this proxy statement as Appendix A.

Background and Purpose of the 2004 Plan

The 2004 Plan is intended to enhance the long-term stockholder value of the Company by offering opportunities to eligible individuals to participate in the growth in value of the equity of the Company.

The 2004 Plan permits the grant of the following types of Awards: nonstatutory stock options, incentive stock options, stock appreciation rights, stock awards and cash awards.

Shares Subject to the 2004 Plan

The amendment and restatement will increase the total number of the Company’s common stock (“Shares”) reserved for issuance under the 2004 Plan to 7,208,818, effective as of March 26, 2009, subject to stockholder approval. Subject to stockholder approval of the amendment discussed in this proxy statement, on January 1, 2010 and each January 1 thereafter for 4 more years, the maximum number of Shares shall be cumulatively increased by a number of Shares equal to the least of (a) 4% of the number of Shares issued and outstanding on the immediately preceding December 31, (b) 4,000,000 Shares and (c) a number of Shares set by the Board. When an Award is granted, the maximum number of Shares that may be issued under the 2004 Plan is reduced by the number of Shares covered by that Award. However, if an Award later terminates or expires without having been exercised in full, the maximum number of shares that may be issued under the 2004 Plan is increased by the number of Shares that were covered by, but not purchased under, that Award. By contrast, the repurchase of Shares by the Company does not increase the maximum number of Shares that may be issued under the 2004 Plan. Notwithstanding the foregoing, no Shares may again be optioned, granted or awarded if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration of the 2004 Plan

The Board shall have ultimate responsibility for administering the 2004 Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any employee of the Company (the “Administrator”). However, only the Board or the Committee itself can grant stock options or make Awards (as defined in the 2004 Plan) to an Executive (as defined in the 2004 Plan) of the Company.

Subject to the terms of the 2004 Plan, the Board or the Committee shall have the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2004 Plan and outstanding Awards.

Eligibility to Receive Awards; Performance Criteria

The Board or the Committee selects the employees, directors, and consultants who will be granted Awards under the 2004 Plan. Incentive stock options can only be granted to employees. The actual number of individuals who will receive an Award under the 2004 Plan cannot be determined in advance because the Committee has the discretion to select the participants. No individual may receive more than 2,000,000 shares, as an Award under the 2004 Plan in any calendar year, except that an individual may receive an Award up to 2,500,000 shares, during the first 12 months of employment.

Any cash award or stock award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions (as defined in the 2004 Plan). The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code.

Stock Options

A stock option is the right to purchase Shares at a fixed exercise price for a fixed period of time. Under the 2004 Plan, the Committee may grant nonstatutory and incentive stock options. The Committee will determine the number of Shares covered by each option. The exercise price of the Shares subject to each nonstatutory stock option cannot be less than 85 percent of the fair market value of the Shares on the date of the grant. No stock option intended as “qualified incentive-based compensation” within the meaning of Section 162(m) of the Code may have an exercise price less than 100% of the fair market value of the Shares on the date of the grant. Options may not be repriced, replaced or regranted through cancellation or modification without stockholder approval.

Incentive Stock Options.    The exercise price of the Shares subject to each incentive stock option shall never be less than 100 percent of the fair market value of the Shares on the date of the grant. The exercise price of the Shares subject to each incentive stock option granted to a Ten Percent Stockholder shall never be less than 110% of the fair market value of the Shares on the date of the grant. A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the date of the grant.

Any option granted under the 2004 Plan cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of the grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2004 Plan expire at the times established by the Committee, but not later than 10 years after the grant date.

The Board or Committee shall determine the acceptable form and method of payment for exercising an option. Acceptable forms of payment for all shares subject to each stock option are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted pursuant to the 2004 Plan. Stock appreciation rights may be granted to eligible participants subject to terms and conditions not inconsistent with the 2004 Plan and determined by the Administrator. Upon exercising a stock appreciation right, the holder of such right shall be entitled to receive payment from the Company in an amount equal to the excess of the fair market value of a fixed number of Shares covered by the exercised portion of the stock appreciation right on the date of exercise, over the fair market value of the Shares covered by the exercised portion of the stock appreciation right on the date of grant. The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, over the period or periods specified in the Award Agreement (as defined in the 2004 Plan). The Administrator may choose to grant stock appreciation rights in tandem with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other. A stock appreciation right may not be repriced, replaced or regranted, through cancellation or modification without stockholder approval.

Stock Awards

The specific terms and conditions of a stock award applicable to the Awardee (as defined in the 2004 Plan) shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid, whether Shares are to be delivered at the time of grant or at some deferred date specified in the Award Agreement, whether the Award is payable solely in shares, cash or either and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

Cash Awards

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the 2004 Plan. After the Administrator determines that it will offer a cash award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the cash award.

Change of Control

Awards.    In the event of a Fundamental Transaction (as defined in the 2004 Plan), the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event such successor corporation (if any) does not assume or substitute Awards, as provided above, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of such transaction, but then terminate.

Acceleration in Connection with a Termination of Employment.    If an Awardee’s employment is terminated for any reason other than for cause (or, with respect to certain Awardees who are executive officers, there is a constructive termination of their employment) within 12 months after a Change in Control or Fundamental Transaction, all options held by that Awardee become fully vested. Such Awards shall be exercisable for a period of three (3) months following termination. In general, a “Change in Control” will be deemed to have occurred upon the acquisition of more than 30 percent of either the then-outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding securities; as a result of or in connection with a contested election of Company Directors (as defined in the 2004 Plan), the persons who were Company Directors immediately before the election cease to constitute a majority of the Board; certain mergers or corporate transactions in which the Company is not the surviving entity; or the Company’s liquidation or a sale of substantially all of our assets.

Non-Transferability of Awards

Except as determined by the Administrator, no Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. However, Awards may be transferred and exercised in accordance with a Domestic Relations Order (as defined in the 2004 Plan) and may be exercised by a guardian or conservator appointed to act for the Awardee.

Federal Tax Aspects

The following is a general summary under current law of the material federal income tax consequences of the grant and exercise of Awards under the 2004 Plan. This summary deals with general tax principles that apply only to employees who are citizens or residents of the United States and is provided only for general information purposes. The following discussion does not address the tax consequences of Awards that may be subject to and do not comply with the rules and guidance issued pursuant to Section 409A of the Code promulgated under the American Jobs Creation Act of 2004. Section 409A has implications that affect traditional deferred compensation plans, as well as certain equity awards. Accordingly, additional adverse tax consequences could apply to certain equity awards as a result of Section 409A based on the terms of the equity awards or modifications that have been made to the provisions of the equity awards.

The following discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment of participants in the 2004 Plan. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of personal investment circumstances. This summarized tax information is not tax advice.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted to an Awardee or when that option is exercised. However, the amount by which the fair market value of the Shares at the time of exercise exceeds the option price will be an “item of adjustment” for Awardee for purposes of the alternative minimum tax. Gain realized on the sale of an incentive stock option is taxable at capital gains rates, unless Awardee disposes of the Shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to such Awardee. If the Shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the Shares on the date of the options’ exercise will be taxed at ordinary income rates. If such a sale or disposition takes place in the year in which the Awardee exercises the option, the income recognized upon the sale or disposition of the Shares will not be considered income for alternative minimum tax purposes. If the participant sells or otherwise disposes the Shares before the end of the one-year and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the Awardee recognizes on the disposition of the Shares.

Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option is granted to an Awardee. Upon exercise, the Awardee will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the Awardee will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Stock Award.    An Awardee will not have taxable income upon grant unless he or she elects under Section 83(b) to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares received minus any amount paid for the Shares.

Cash Award.    The amount of cash received will be treated as compensation taxable as ordinary income to the Awardee.

Tax Effect for the Company.    Generally the Company will be entitled to a tax deduction in connection with an Award under the 2004 Plan in an amount equal to the ordinary income realized by an Awardee and at the time the Awardee recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the Company’s three other most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2004 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2004 Plan has been designed to permit the Committee to grant Awards which may qualify as performance-based for purposes of satisfying the conditions of Section 162(m) which may permit the Company to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the 2004 Plan

The Board may at any time amend, suspend, or terminate the 2004 Plan; provided, however, that the Company shall obtain approval of the Company’s stockholders for any amendment to the 2004 Plan if stockholder approval is necessary or desirable to comply with any Applicable Law (as defined by the 2004 Plan) or with the requirements applicable to the grant of Awards intended to be incentive stock options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to the 2004 Plan.

New Plan Benefits

The amount, if any, of equity compensation to be awarded to officers, directors, employees and consultants is determined from time to time by the Committee or the Board, as applicable, and is not presently determinable, other than the amounts previously awarded to individuals listed in the New Plan Benefits table below as of April 30, 2009.

Amended and Restated 2004 Equity Incentive Plan
Name and Position	Number of Options
Joseph K. Belanoff, M.D.,	1,000,000	(1)
Chief Executive Officer
Robert L. Roe, M.D.,	400,000
President
Anne LeDoux,	125,000
Vice President and Controller
All Executive Officers, as a Group	1,525,000
All Non-Executive Officer Employees, as a Group	175,000

(1)	Includes options to acquire 500,000 shares of our common stock which are contingent upon receipt of stockholder approval of the amendment and restatement of the 2004 Plan.

As of April 30, 2009, the number of shares subject to options received at any time by Dr. Belanoff, Ms. Loewy, Dr. Roe and Ms. LeDoux under the 2004 Plan are 2,000,000, 800,000, 1,250,000 and 325,000, respectively; by all current executive officers as a group is 4,375,000; by all current directors who are not executive officers as a group is 785,000; by Mr. Wilson, Mr. Baker, Mr. Cook, Mr. Enright, Mr. Harper, Mr. Mahoney and Dr. Penhoet are 250,000, 60,000, 30,000, 70,000, 90,000, 130,000 and 70,000, respectively; by each associate of any of such directors, executive officers or nominees is 0; by each other person who received or is to receive 5 percent of such options or rights is 400,000; by all employees who are not executive officers, as a group is 1,465,500.

Summary

We believe strongly that the approval of the amendment and restatement of the 2004 Plan is essential to our continued success. Awards such as those provided under the 2004 Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amendment and restatement to the 2004 Plan is essential for us to compete for talent in the difficult labor markets in which we operate.

Required Vote

The affirmative vote of the majority of the votes cast by holders of our common stock present in person or represented by proxy at the Annual Meeting will be required to approve the amendment and restatement of the 2004 Plan, provided that the total votes cast on the proposal represent over 50% of the outstanding stock entitled to vote on the proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “for” the approval of the amendment and restatement of the 2004 Equity Incentive Plan, as outlined above.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their discretion.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Our Amended and Restated Bylaws provide that advance notice of a stockholder’s proposal to be brought before the 2010 Annual Meeting of Stockholders must be delivered to the Secretary of the Company at our principal executive offices not earlier than December 8, 2009 (one hundred fifty (150) days), and not later than January 7, 2010 (one hundred twenty (120) days), prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. Our Amended and Restated Bylaws also provide that in the event that the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary date of the preceding year’s annual meeting, this advance notice must be received not later than the close of business on the later of (i) the 150th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees. A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders from our Secretary upon written request.

In addition, pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals for inclusion in the proxy statement of the Board of Directors for the 2010 Annual Meeting of Stockholders must be received by us at 149 Commonwealth Drive, Menlo Park, California 94025, on or before January 7, 2010. If we are not notified by January 7, 2010 of a proposal to be brought before the 2010 Annual Meeting by a stockholder, then proxies held by management provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors,

/s/ Robert L. Roe, M.D.
Robert L. Roe, M.D.
President and Secretary

Menlo Park, California

May 1, 2009

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR YOU CAN COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

APPENDIX A

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN OF CORCEPT THERAPEUTICS INCORPORATED

(Amendment and Restatement Adopted by the Board of Directors on March 26, 2009)

(Approved by the Shareholders on             , 2009)

1.	Purpose of this Plan

The purpose of this Amended and Restated 2004 Equity Incentive Plan is to enhance the long-term stockholder value of Corcept Therapeutics Incorporated by offering opportunities to eligible individuals to participate in the growth in value of the equity of Corcept Therapeutics Incorporated.

2.	Definitions and Rules of Interpretation

2.1 Definitions.

This Plan uses the following defined terms:

(a) “Administrator” means the Board or the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b) “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c) “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d) “Award” means a Stock Award, SAR, Cash Award, or Option granted in accordance with the terms of this Plan.

(e) “Award Agreement” means the document evidencing the grant of an Award.

(f) “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g) “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 16.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Award” means the right to receive cash as described in Section 8.3.

(j) “Cause” means employment related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Administrator. “Cause” shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Awardee regarding any of the matters referred to in the previous sentence. Accordingly, the Administrator shall be entitled to determine “Cause” based on the Administrator’s good faith belief. If the Awardee is criminally charged with a felony or similar offense that shall be a sufficient, but not a necessary, basis for such belief.

(k) “Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

(l) “Code” means the Internal Revenue Code of 1986.

(m) “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(n) “Company” means Corcept Therapeutics Incorporated, a Delaware corporation.

(o) “Company Director” means a member of the Board.

(p) “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(q) “Director” means a member of the Board of Directors of the Company or an Affiliate.

(r) “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

(s) “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(t) “Effective Date” means the first date of the sale by the Company of shares of its capital stock in an initial public offering pursuant to a registration statement on Form S-1 filed with the SEC.

(u) “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(v) “Exchange Act” means the Securities Exchange Act of 1934.

(w) “Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(x) “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(y) “Fair Market Value” means the value of Shares as determined under Section 17.2.

(z) “Fundamental Transaction” means any transaction or event described in Section 10.3.

(aa) “Good Reason” means (i) a diminution in salary or bonus potential or (ii) requiring Awardee to work in a location (other than normal business travel) which is more than 50 miles from Awardee’s principal place of business before the change.

(bb) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(cc) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(dd) “Involuntary Termination” means termination by the Company without Cause or termination by the Awardee for Good Reason.

(ee) “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(ff) “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an Affiliate or individual business unit.

(gg) “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(hh) “Option” means a right to purchase Shares of the Company granted under this Plan.

(ii) “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(jj) “Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(kk) “Plan” means this Amended and Restated 2004 Equity Incentive Plan of Corcept Therapeutics Incorporated.

(ll) “Prior Plans” means the Company’s 2000 Stock Option Plan.

(mm) “Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(nn) “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(oo) “SAR” or “Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8.1.

(pp) “Securities Act” means the Securities Act of 1933.

(qq) “Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

(rr) “Stock Award” means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2 or, as determined by the Committee, a notional account representing the right to be paid an amount based on Shares.

(ss) “Substitute Award” means a Substitute Option, Substitute SAR or Substitute Stock Award granted in accordance with the terms of this Plan.

(tt) “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(uu) “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

(vv) “Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(ww) “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2 Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.	Shares Subject to this Plan; Term of this Plan

3.1 Number of Award Shares. The Shares issuable under this Plan shall be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market. The number of Shares initially reserved for issuance over the term of this Plan shall be 3,000,000. Effective as of March 26, 2009, the number of Shares reserved for issuance under this Plan shall be 7,208,818. The maximum number of Shares shall be cumulatively increased on the first January 1 after the Effective Date and each January 1 thereafter for 5 more years, by a number of Shares equal to the least of (a) 2% of the number of Shares issued and outstanding on the immediately preceding December 31, (b) 1,000,000 Shares and (c) a number of Shares set by the Board. On January 1, 2010 and each January 1 thereafter for 4 more years, the maximum number of Shares shall be cumulatively increased by a number of Shares equal to the least of (a) 4% of the number of Shares issued and outstanding on the immediately preceding December 31, (b) 4,000,000 Shares and (c) a number of Shares set by the Board. When an Award is granted, the maximum number of Shares that may be issued under this Plan shall be reduced by the number of Shares covered by that Award. However, if an Award later terminates or expires without having been exercised in full, the maximum number of shares that may be issued under this Plan shall be increased by the number of Shares that were covered by, but not purchased under, that Award. By contrast, the repurchase of Shares by the Company shall not increase the maximum number of Shares that may be issued under this Plan. Notwithstanding the foregoing, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

3.2 Source of Shares. Award Shares may be: (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

3.3 Term of this Plan

(a) This Plan shall be effective on, and Awards may be granted under this Plan on and after, the earliest the date on which the Plan has been both adopted by the Board and approved by the Company’s stockholders.

(b) Subject to the provisions of Section 13, Awards may be granted under this Plan for a period of ten years from the earlier of the date on which the Board approves this Plan and the date the Company’s stockholders approve this Plan. Accordingly, Awards may not be granted under this Plan after the earlier of those dates.

4.	Administration

4.1 General

(a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within the guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are “outside directors” as defined in Section 162(m) of the Code.

4.2 Authority of the Board or the Committee. Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

(a) grant Awards, including Substitute Awards;

(b) determine the Fair Market Value of Shares;

(c) determine the Option Price and the Purchase Price of Awards;

(d) select the Awardees;

(e) determine the times Awards are granted;

(f) determine the number of Shares subject to each Award;

(g) determine the methods of payment that may be used to purchase Award Shares;

(h) determine the methods of payment that may be used to satisfy withholding tax obligations;

(i) determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j) modify or amend any Award;

(k) authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l) determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m) interpret this Plan and any Award Agreement or document related to this Plan;

(n) correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o) adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p) adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(q) determine whether a transaction or event should be treated as a Change in Control, a Divestiture or neither;

(r) determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control or a Divestiture, then the effect of that Change in Control or Divestiture; and

(s) make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3 Scope of Discretion. Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 13.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5.	Persons Eligible to Receive Awards

5.1 Eligible Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

5.2 Section 162(m) Limitation.

(a) Options and SARs. Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee may be granted one or more SARs and Options within any fiscal year of the Company under this Plan to purchase more than 2,000,000 Shares under Options or to receive compensation calculated with reference to more than that number of Shares under SARs, subject to adjustment pursuant to Section 10, (ii) Options and SARs may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board). If an Option or SAR is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option or SAR shall continue to be counted against the limit on Awards that may be granted to any individual under this Section 5.2. Notwithstanding anything herein to the contrary, a new Employee of the Company or an Affiliate shall be eligible to receive up to a maximum of 2,500,000 Shares under Options in the calendar year which they commence employment, or such compensation calculated with reference to such number of Shares under SARs, subject to adjustment pursuant to Section 10.

(b) Cash Awards and Stock Awards. Any Cash Award or Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code.

6.	Terms and Conditions of Options

The following rules apply to all Options:

6.1 Price. Except as specifically provided herein, no nonstatutory Option may have an Option Price less than 85% of the Fair Market Value of the Shares on the Grant Date. No Option intended as “qualified incentive-based compensation” within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law. The Option Price of an Incentive Stock Option shall be subject to Section 7(f).

6.2 Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

6.3 Vesting. Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement. Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c). No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

6.4 Form and Method of Payment.

(a) The Board or Committee shall determine the acceptable form and method of payment for exercising an Option.

(b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c) In addition, the Administrator may permit payment to be made by any of the following methods:

(i) other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii) provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

(iii) cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

(iv) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

(d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.5 Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only be assigned in compliance with Section 7(h).

6.6 Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.

6.7 Repricings. Options may not be repriced, replaced or regranted through cancellation or modification without stockholder approval.

7.	Incentive Stock Options.

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c) Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $ 100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

(e) Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g) Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

(h) No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

(i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three-month period after the Optionee’s Termination provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee’s Termination.

(j) An Incentive Stock Option may only be modified by the Board.

8.	Stock Appreciation Rights, Stock Awards and Cash Awards

8.1 Stock Appreciation Rights. The following rules apply to SARs:

(a) General. SARs may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. The Administrator may grant SARs to eligible participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement. The grant or vesting of a SAR may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b) Exercise of SARs. Upon the exercise of an SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date. The amount due to the Awardee upon the exercise of a SAR shall be paid in cash, Shares or a combination thereof, over the period or periods specified in the Award Agreement. An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Awardee. A SAR shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Award Agreement from the person entitled to exercise the SAR. If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of shares that may be purchased pursuant to the Option shall be reduced by the number of shares with respect to which the SAR is exercised.

(c) Nonassignability of SARs. Except as determined by the Administrator, no SAR shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything herein to the contrary, SARs may be transferred and exercised in accordance with a Domestic Relations Order.

(d) Substitute SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 9) Substitute SARs shall be exercisable with respect to the Fair Market Value of Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

(e) Repricings. A SAR may not be repriced, replaced or regranted, through cancellation or modification without stockholder approval.

8.2 Stock Awards. The following rules apply to all Stock Awards:

(a) General. The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid, whether Shares are to be delivered at the time of grant or at some deferred date specified in the Award Agreement, whether the Award is payable solely in Shares, cash or either and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b) Right of Repurchase. If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

(c) Form of Payment. The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award. Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. sub-plans. In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

(d) Nonassignability of Stock Awards. Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order.

(e) Substitute Stock Award. The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution. Any such Substituted Stock Award shall be effective on the effective date of the acquisition.

8.3 Cash Awards. The following rules apply to all Cash Awards:

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

9.	Exercise of Awards

9.1 In General. An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

9.2 Time of Exercise. Options and Stock Awards shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form and method approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share. SARs shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the SAR.

9.3 Issuance of Award Shares. The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

9.4 Termination

(a) In General. Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), (d) and (e) after an Awardee’s Termination, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the three months after the Termination, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

(b) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

(c) Death or Disability. Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

(d) Divestiture. If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4 with respect to the Awardee’s Awards.

(e) Administrator Discretion. Notwithstanding the provisions of Section 9.4 (a)-(e), the Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

(i) Extend the period of time for which the Award is to remain exercisable, following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or

(ii) Permit the Award to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

(f) Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.	Certain Transactions and Events

10.1 In General. Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10. Additional provisions with respect to the foregoing transactions are set forth in Section 13.3.

10.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price of any Stock Award, (e) the Option Price and number and class of securities issuable under each outstanding Option, and (f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights. The specific adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security. The Board need not adopt the same rules for each Award or each Awardee.

10.3 Fundamental Transactions. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Fundamental Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all participants under this Plan. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares held by the participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) does not assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 10.3, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of the Fundamental Transaction or event, but then terminate. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Award Shares subject to vesting or right of repurchase shall accelerate or lapse, as the case may be, upon a transaction described in this Section 10.3. If the Committee exercises such discretion with respect to Options, such Options shall become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Fundamental Transaction, they shall terminate at such time as determined by the Committee. Subject to any greater rights granted to participants under the foregoing provisions of this Section 10.3, in the event of the occurrence of any Fundamental Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

10.4 Changes of Control. The Board may also, but need not, specify that other transactions or events constitute a “Change in Control”. The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (b) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change in Control, notwithstanding any other provision of this Plan, the Board may, but need not, take any one or more of the actions described in Section 10.3. In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything in this Plan to the contrary, in the event of an Involuntary Termination of services for any reason other than death, disability or Cause, within 12 months following the consummation of a Fundamental Transaction or Change in Control, any Awards, assumed or substituted in a Fundamental Transaction or Change in Control, which are subject to vesting conditions and/or the right of repurchase in favor of the Company or a successor entity, shall accelerate fully so that such Award Shares are immediately exercisable upon Termination or, if subject to the right of repurchase in favor of the Company, such repurchase rights shall lapse as of the date of Termination. Such Awards shall be exercisable for a period of three (3) months following termination.

10.5 Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “Divestiture”. In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may, but need not, take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards of Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or Awardee.

10.6 Dissolution. If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything herein to the contrary, in the event of a dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

10.7 Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11.	Withholding and Tax Reporting

11.1 Tax Withholding Alternatives

(a) General. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b) Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). The Administrator, in its sole discretion, may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

11.2 Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

12.	Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

13.	Amendment or Termination of this Plan or Outstanding Awards

13.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

13.2 Stockholder Approval. The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

13.3 Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.

14.	Reserved Rights

14.1 Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.

14.2 Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

15.	Special Arrangements Regarding Award Shares

15.1 Escrow of Stock Certificates. To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

15.2 Repurchase Rights

(a) General. If a Stock Award is subject to vesting conditions, the Company shall have the right, during the seven months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination. The repurchase price shall be determined by the Administrator in accordance with this Section 15.2 which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or (B) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash. The Company may assign this right of repurchase.

(b) Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 15.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 15.2 for exercising its repurchase rights in order to exercise such rights.

16.	Beneficiaries

An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

17.	Miscellaneous

17.1 Governing Law. This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware.

17.2 Determination of Value. Fair Market Value shall be determined as follows:

(a) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

(b) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s stockholder’s equity, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

17.3 Reservation of Shares. During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.

17.4 Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

17.5 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 17.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

CORCEPT THERAPEUTICS INCORPORATED

VOTE BY INTERNET OR TELEPHONE

QUICK EASY IMMEDIATE

As a stockholder of Corcept Therapeutics Incorporated, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m ., Eastern Time, on June 10, 2009.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:

Call 1 (866)8 94-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this

To elect eight directors, to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below:

FOR All nominees listed (except as indicated below)

WITHHOLD AUTHORITY to vote (as to all nominees)

01 G. Leonard Baker, Jr. 05 James A. Harper

02 Joseph K. Belanoff, M.D. 06 David L. Mahoney

03 Joseph C. Cook, Jr. 07 Edward E. Penhoet, Ph.D.

04 Patrick G. Enright 08 James N. Wilson

To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

2. To approve the amendment and restatement of the Company’s 2004 Equity Incentive Plan.

FOR AGAINST ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

FOR AGAINST ABSTAIN

This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature Signature Date: , 2009.

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 11, 2009

This proxy statement and our 2008 Annual Report to Stockholders are available at http://www.corcept.com/proxymaterials/2009

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

CORCEPT THERAPEUTICS INCORPORATED

Proxy Solicited by the Board of Directors

for the Annual Meeting of Stockholders

to be Held June 11, 2009

The undersigned hereby appoints Joseph K. Belanoff, M.D., Caroline M. Loewy and James N. Wilson or anyone of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Corcept Therapeutics Incorporated (“the Company”) to be held on June 11, 2009 at 8 :00 a.m., local time, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

The Board recommends that you vote FOR the proposals on the reverse side. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement. Unless you use the internet or the telephone to vote your shares, you must sign and return this proxy in order for your shares to be voted.

(Continued, and to be marked, dated and signed, on the other side)